Exhibit 99.1

Apollo Completes Acquisition of Bridge Investment Group

New York and Salt Lake City – September 2, 2025 – Apollo (NYSE: APO) and Bridge Investment Group Holdings Inc. (“Bridge”) today announced that Apollo has completed the previously announced acquisition of Bridge in an all-stock transaction. As a platform company within Apollo’s asset management business, Bridge will retain its existing brand, management and investment teams and dedicated capital formation team.

Apollo Partner and Co-Head of Equity David Sambur said, “Completing the acquisition of Bridge marks an important step for Apollo’s real estate business, providing immediate scale in real estate equity and strengthening our ability to originate across secular growth areas of the market. Bridge has built an incredible organization with deep investment talent, specialized operating expertise and strong investor relationships. Combined with our existing real estate capabilities, we believe this positions us to deliver for clients across market cycles with a full-service platform.”

Bridge Executive Chairman Bob Morse said, “Joining Apollo marks an exciting new chapter for Bridge, which enables us to build on the strengths that we have developed over more than 15 years with the resources and strategic guidance of one of the world’s foremost alternative asset managers. With Apollo’s support, we see significant opportunity to expand and diversify our investment verticals, enhance our capital formation capabilities and drive value for our investors. We look forward to working together to build one of the industry’s premier real estate investment franchises.”

Transaction Details

Pursuant to the terms of the transaction, Bridge stockholders and Bridge OpCo unitholders are entitled to receive 0.07081 shares of Apollo stock for each share of Bridge Class A common stock and each Bridge OpCo Class A common unit, respectively, valued by the parties at $11.50 per each share of Bridge Class A common stock and Bridge OpCo Class A common unit, respectively. As a result of the completion of the acquisition, Bridge’s common stock has ceased trading on the New York Stock Exchange.

Advisors

BofA Securities, Citi, Goldman, Sachs & Co. LLC, Morgan Stanley & Co. LLC and Newmark Group served as financial advisors, Paul, Weiss, Rifkind, Wharton & Garrison LLP acted as legal counsel and Sidley Austin LLP acted as insurance regulatory counsel to Apollo. J.P. Morgan Securities LLC served as financial advisor to Bridge and Latham & Watkins LLP acted as legal counsel. Lazard served as financial advisor to the special committee of the Bridge Board of Directors and Cravath, Swaine & Moore LLP acted as legal counsel.

Forward-Looking Statements

In this press release, references to “the Company” refer to Apollo Global Management, Inc. and “Apollo,” “we,” “us” and “our” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the benefits of the transaction between Apollo and Bridge, the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “target” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, interest rate fluctuations and market conditions generally, international trade barriers, domestic or international political developments and other geopolitical events, including geopolitical tensions and hostilities, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, the ability of Athene Holding Ltd. (“Athene”) to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s annual report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2025, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade credit to private equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of June 30, 2025, Apollo had approximately $840 billion of assets under management. To learn more, please visit www.apollo.com.

About Bridge

Bridge Investment Group is an affiliate of Apollo (NYSE: APO) and a leading alternative investment manager, diversified across specialized asset classes, with approximately $50 billion of assets under management as of June 30, 2025. Powered by Apollo, Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select real estate verticals.

Contacts

For Apollo:

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

212-822-0540

ir@apollo.com

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

212-822-0491

communications@apollo.com

For Bridge:

Bonni Rosen Salisbury

Head of Shareholder Relations

Bridge Investment Group Holdings Inc.

shareholderrelations@bridgeig.com

Charlotte Morse

Head of Investor Relations and Marketing

Bridge Investment Group Holdings Inc.

(877) 866-4540

charlotte.morse@bridgeig.com

H/Advisors Abernathy

Dan Scorpio

(646) 899-8118

Dan.scorpio@h-advisors.global